Exhibit 10.12

PORTIONS OF THIS EXHIBIT IDENTIFIED BY [*****] HAVE BEEN EXCLUDED  FROM THIS EXHIBIT BECAUSE THE EXCLUDED  INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Translation for information purposes only

CO-OWNERSHIP AGREEMENT CONSIDERED AS PARTIAL TRANSFER
OF
SHARE OF PATENT

Ref UPMC: XI3098- Cl6/0873

Ref IB: Sarcob III 24479

BETWEEN THE UNDERSIGNED

1)            BIOPHYTIS, public limited company with a capital of €1 237 900.20, registered in the Trade and Companies Register of Paris under the number B 492 002 225, having its head office at 14 avenue de l’Opéra 75001 Paris, represented by its CEO, Mr Stanislas VEILLET, duly authorised for this purpose, hereinafter referred to as the “COMPANY”,

And

2)            UNIVERSITE PIERRE ET MARIE CURIE (Paris 6), a public scientific, cultural and professional institution, SIRET No.: 19751722000012 — APE code: 8542Z, located at 4 Jussieu - 75252 PARIS Cedex 05, represented by its Chairman, Mr Jean CHAMBAZ, hereinafter referred to as “UPMC”,

And

3)            INSTITUT NATIONAL DE LA RECHERCHE AGRONOMIQUE Public Institution of a scientific and technological nature

Hereinafter referred to as “INRA”, having its registered office at 147, rue de Université 75338 PARIS CEDEX 07 — France, here represented by Mr Philippe MAUGUIN, in his capacity as President, and by delegation by Ms Nathalie MORCRETTE in her capacity as Secretary General of the Directorate of the Partnership and the Transfer for innovation (DPTI).

UPMC, 1TNRA and the COMPANY are hereinafter jointly referred to as the “PARTIES” and individually as the “PARTY” or “Co-owner”.

IT IS RECALLED THAT:

Considering the beneficiary contract no. ANR-10-SATT-04-01 signed between the Agence Nationale de la Recherche, Université Pierre et Marie Curie, Université de technologie de Compiègne, T Université Panthéon Assas, institut Européen d’Administration des Affaires [National Centre for Scientific Research], in the presence of the Caisse des Dépôts et Consignation [Bank for Official Deposits] on 17 January 2012;

Given the articles of association of SATT LUTECH signed on 31 January 2012;

Given the framework agreement concluded between UPMC and SATT LUTECH and any addendum or supplementary document relating thereto.

In the context of the research undertaken in collaboration with the UPMC research team on the Biogenesis of peptidic signals  entitled BIOSIPE (ER 3) hereinafter referred to as the “LABORATORY and the COMPANY, as well as between the COMPANY and physiology laboratory of nutrition and feeding behaviour (UMR 914 - FNRA-AGROPARITECH), Stanislas VEILLET, René LAFONT, Waly DIOH, Anne-Sophie Foucault and Annie QUINARD-BOULANGE have developed an invention relating to phytoecdysones for their use in improving the muscle quality of obese and/or sarcopenic mammals.

This invention being susceptible to protection under industrial property, a priority French patent application No. FR 11 61519 called “phytoecdysones for their use in improving the muscle mass of obese and/or sarcopenic mammals” was filed on 13 December 2011 on behalf of UPMC and Biophytis.

By decision of its Board of Directors dated 24 September 1999, then by a Partnership Agreement signed on 10 October 2003, F INRA appointed its subsidiary INRA TRANSFERT, having its registered office at 28 Rue du Docteur Finlay; 75015 Paris represented by Réjane LE TINEVEZ in his capacity as Executive Director, particularly for the valuation of its patents and its know-how. Consequently, INRA TRANSFERT is authorised to negotiate, sign and manage the contracts for use related to it for INRA.

By virtue of this Contract, the PARTIES wish to formalise the partial transfer to INRA of the French patent application  as a priority relating to it, the co-ownership on the patent application cited above and its extensions and determining the rights and obligations of each PARTY.

The COMPANY has informed UPMC of its willingness to take advantage of the exclusive use of PATENTS. Thus, the PARTIES have agreed to define the terms of such exclusive exploitation by separate agreement.

THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

Preliminary Article - DEFINITIONS

AGENT, means RE-ESTABLISHMENT OF co-owner appointed by the ESTABLISHMENTS, to (i) represent them for managing PATENTS and their appraisal, (ii) to collect OPERATING INCOME on their behalf and (iii) to distribute the OPERATING INCOME between them in compliance with legal provisions and this agreement.

APPRAISER, refers to the co-owner chosen by the PARTIES and who are accepted to identify and contact potential partners to develop LICENSES for the use of PATENTS, as well as to take all measures required for such use for the listed territory(-ies).

CONFIDENTIAL INFORMATION, means any confidential information belonging to PARTIES or one of the PARTIES, notably relating to the invention protected by PATENTS or actions, steps, on-going negotiations with a THIRD PARTY CO-CONTRACTOR or in order to establish a LICENSE whether it is written, graphic, oral, or any other form.

CONTRACT FOR USE, means a contract for use signed on  (1) January 2016 between the COMPANY and S ATT  LUTECH and TUPMC particularly concerning the PATENT.

COSTS OF INDUSTRIAL PROPERTY, means exclusive direct costs incurred for the preparation filing, extension, issuance and continuance in force and defence operations before a patents office (opposition, interference.) of PATENTS.

The COSTS OF INDUSTRIAL PROPERTY do not include any costs incurred for initiation of counterfeit proceedings by one of the Party(-ies) to defend the PATENTS/declaration of disability and/or actions taken pursuant to the provisions of F Article 8 of this Contract.

DATE OF SIGNATURE means the last date of signature of this Agreement by all the PARTIES.

EFFECTIVE DATE, refers to the date of filing the of the priority patent application of the first of the patents of this agreement, i.e. 13 December 2011.

ESTABLISHMENT(S), means TUPMC and INRA individually or together.

FIRM, refers to the firm of Industrial Property advice, which has received responsibility for establishing all documents for the preparation, filing, extension, issuance, defence before the Patents Offices and the continuance in force of PATENTS, its foreign correspondents, and eventually the service company in  charge of annuity payment for the PATENTS.

INVENTORS, means René Lafont (UPMC), Stanislas Veillet (COMPANY), Waly DIOH (COMPANY), Anne-Sophie Foucault (COMPANY), Annie QUIGNARD- BOULANGE (INRA) as specified in the invention declaration.

LICENSE, means any contracts notably without this list being exhaustive, term sheet, letter of intent, protocol, license contract, licensing contract with right to sub-license, option contract on license, joint transfer agreement by all PARTIES, having as object all or part of the PATENTS, negotiated by the APPRAISER with a THIRD PARTY CO-CONTRACTOR within the  framework of the tasks assigned hereunder, whether this contract is in the negotiation stage or signed. The licenses granted by the COMPANY to third parties within the framework of the CONTRACT FOR USE are not LICENSES under this co-ownership rule.

MANAGER OF PATENTS, refers to the PARTY chosen and which has accepted the mandate to manage all operations related to the preparation, filing, extension, issue, maintenance and defence before a patent office (opposition, interference) of PATENTS for the(s) territory(-ies) that have been designated by the Co-owners.

PATENTS collectively means:

•                  The French patent application No. FR 11 61519 filed on behalf of the COMPANY and TUPMC on 13 December 2011, called “Phytoecdysones for their use in improving the muscle quality of obese and/or sarcopenic mammals”, as well as the right of priority attached thereto;

•                  Patent application No.PCT/FR2012/052931, claiming the right of priority of the 1st submission, filed on behalf of the COMPANY, INRA and TUPMC on 13 December 2012;

•                  as also all patent applications and patents and corresponding additional certificates of protection in a foreign country, all reissues, re-examinations, extensions pertaining thereto, all divisions, continuations in whole or in part related to it, as well as the re-issue, divisional applications, renewals, claiming in whole or in part priority of the French patent application  no. 11 61519.

OPERATING INCOME means:

•                  the amounts of any kind collected by the APPRAISER under the LICENSES, including, not exhaustively, optional income, income from license, sub-license income, instalment payments, the lump sum amounts, fees, any capital gains received by the APPRAISER on transfer of eventual securities acquired by the said APPRAISER for share in the capital of young companies and any similar income.

•                  the amounts of any kind paid by the COMPANY to the AGENT under the CONTRACT FOR USE.

OPERATING INCOME does not include income from collaborative research agreements having the PATENTS and their object that will be paid directly to the PARTY(IES) participating in the collaboration.

SHARE,  refers to the sharing of ownership of the PATENTS of each PARTY, as defined in article 1.1 below.

THIRD PARTY COCONTRACTOR, means any identified third party, concerned by the use of PATENTS under a LICENSE. The COMPANY and its affiliates are excluded from this definition.

Words in singular can be understood in plural and vice versa.

Article 1 —                                   PURPOSE AND SCOPE OF THE CONTRACT

1.1                  The French patent application no. 11 61519 was filed on behalf of the COMPANY and UPMC.

The COMPANY and UPMC have hereby regularised the  co-ownership of INRA.

For this purpose, the COMPANY will transfer to INRA, which accepts, twenty percent (20%) of its rights on the French patent application no. 11 61519 and on the right of priority related to it.

The PARTIES are therefore co-owners of the PATENTS in the following proportions:

•                fifty percent (50%) for the COMPANY.

•                thirty percent (30%) for UPMC,

•                twenty percent (20%) for INRA.

1.2                  Thus, the PARTIES wish to formalise the rules applicable to the co-ownership of the PATENTS, the rights and obligations resulting therefrom, and the distribution forms of the OPERATING INCOME.

It is specified that the COMPANY on the one hand, and ESTABLISHMENTS on the other hand will take care of the additional remuneration to pay to the INVENTORS under their supervision in accordance with the law in force or their own internal agreements.

It is specified that, in the event of contradiction between this Contract and the CONTRACT FOR USE signed with COMPANY, the provisions of the CONTRACT FOR USE shall prevail over those of this Contract, as set out in Article 12.

Article 2                           —TERM

This Contract shall take effect retroactive to the EFFECTIVE DATE, and will remain in force, unless terminated earlier, until expiry or abandoning of the last of the PATENTS.

Article 3                           — FILING, EXTENSION, DELIVERY AND CONTINUANCE ENFORCEMENT OF THE PATENTS

3.1                     The PARTIES agree by mutual agreement that the COMPANY will be the APPRAISER, as specified in Article 4.3.1. In this respect, SOCIETE will then be the

MANAGER OF PATENTS.

3.2                     Should the MANAGER OF PATENTS wish to abandon the role of MANAGER OF PATENTS, it must notify the other PARTIES at least sixty (60) days prior to the next deadline, for the proceedings of Industrial Property so that one of the other PARTIES can take over this responsibility, if it so wishes. If no other PARTY agrees to resume this role, the PARTIES will appoint a third party as PATENT MANAGER and will work to find an amicable solution as soon as possible. In this case, the COSTS OF INDUSTRIAL PROPERTY will be borne by the PARTIES in proportion to their respective SHARE, unless otherwise agreed by the PARTIES.

3.3                     The PATENT MANAGER undertakes to consult the other PARTIES in writing before carrying out any action relating to the procedures or the selection of the procedures relating to any of the PATENTS. The other PARTIES will be required to receive a copy of any document related to the said procedures within sufficient time so as to allow them to submit their comments in advance.

Subject to the proper application of the provisions of the preceding paragraph, the failure to respond in writing within a period of thirty (30) days or a shorter period if it were imposed due to a procedural deadline before an Office following the receipt of these documents by the other PARTIES, will be deemed to be an acceptance of the proposal of the PATENT MANAGER.

In addition, the MANAGER OF PATENTS commits not to undertake exceptional industrial property costs before a Patents office  for any one of the PATENTS for procedures of opposition or interference, reviews or reissues, without the prior written consent of (the) other PARTY(-IES), which must communicate its(their) respective position(s) within thirty (30) days of its (their) interrogation. In the absence of a reply within the above-mentioned period, its (their) agreement shall be presumed acquired. Notwithstanding what is stated above, in the event where one of the PARTIES does not wish to undertake exceptional industrial property costs, this does not call into question the possibility for the other PARTIES to be able to act in their name alone and at their sole expense.

Unless the PARTIES otherwise agree between them, to the DATE OF ENTRY INTO FORCE hereof in the countries where the PARTIES have in common procedures for the PATENTS, the INDUSTRIAL PROPERTY COSTS are set out by the PATENT MANAGER, except in the event of LICENSE providing that these costs be borne by the CO-CONTRACTING THIRD PARTY.

During the term of the CONTRACT FOR USE, the COSTS OF INDUSTRIAL PROPERTY are borne under the conditions set out in Article 4.3.2.5 hereof.

However, it is agreed that, in the absence of LICENSE or, in the case of an insufficient OPERATING INCOME paid by the CO-CONTRACTORS for LICENSES or, in the event of termination of the CONTRACT FOR USE, the ESTABLISHMENTS will not be required to reimburse the MANAGER OF PATENTS the COSTS OF INDUSTRIAL PROPERTY that it will have paid.

Non-payment of all or part of the COSTS OF INDUSTRIAL PROPERTY by the MANAGER OF PATENTS will be construed as a waiver by the MANAGER OF PATENTS or the PARTY that it represents of its SHARE in the(s) PATENT (S) concerned by the said COSTS and consequently, shall be considered as free transfer of the SHARE of the said PATENTS of the MANAGER OF PATENTS in the countries concerned in favour of the other PARTIES. Therefore, the PATENT MANAGER undertakes to give, without delay, any power, document and signature for the execution of this assignment and it will not be able to collect from the reception of the notification by the other PARTIES, any remuneration for the direct and/or indirect use of the PATENTS for that country or these countries and will no longer benefit from any right of industrial or commercial exploitation over said PATENTS.

3.4                     If one of the PARTIES:

•                  decides to abandon all or part of the PATENTS, or

•                  does not wish to participate in the extension or continuation of the procedure in a particular country, or

•                  does not wish to incur exceptional property rights costs,

it shall notify the other PARTIES in writing within thirty days (30) days before the next due date for the proceedings of Industrial Property, and will abandon  its share in the said PATENT(S) distributed, unless otherwise agreed between them, equally.

The transferee will be subrogated in all the transferor’s rights and  obligations, except to the right to be APPRAISER/MANAGER OF PATENTS if the transferring PARTY was APPRAISER g/MANAGER OF PATENTS on behalf of the PARTIES. The abandonment of these rights will take effect from the receipt of the notification of abandonment by the receiving PARTY.

The PARTY that abandons its share agrees to provide the other PARTIES with all the signatures and documents necessary for the continuation of the procedure of the PATENTS that it wishes to abandon.

In addition, the PARTIES undertake to have their staff members named INVENTORS provide the necessary signatures and perform all the measures required of them as Inventors that are necessary for the filing, extension, delivery, and the keeping in force of the PATENTS.

3.5                   If, pursuant to article 3.4, one of the PARTIES decides to abandon its rights to the PATENTS in one or more countries given, the COSTS OF INDUSTRIAL PROPERTY paid for these countries by that PARTY prior to its decision to abandon cannot under any circumstances be reimbursed. Unless the PARTIES have together stated otherwise, the said PARTY will no longer receive, from the time of receipt of the notification by the other PARTY, any OPERATING INCOME on the said PATENTS for these countries given. Subject to  compliance with the rules governing the sharing of COSTS OF INDUSTRIAL PROPERTY mentioned below, the decision to abandon does not absolve the PARTY giving up its share from settling its share in the COSTS OF INDUSTRIAL PROPERTY incurred for these countries until its notification of abandonment.

In the event of a decision of abandonment by the MANAGER OF PATENTS, it does not exempt the MANAGER OF PATENTS from advancing the COSTS OF INDUSTRIAL PROPERTY, under the conditions set out in Article 3.3, incurred for these countries until its notification of abandonment.

Subject to compliance with the provisions of the foregoing paragraph, in any country where one of the PARTIES decides to pursue by itself the procedures for the filing, extension, issuance and keeping in force of the relevant PATENTS, the INDUSTRIAL PROPERTY COSTS will be the sole responsible of that PARTY.

Article 4 -                                            EXPLOITATION AND USE OF THE PATENTS

The PARTIES appoint UPMC, which accepts it, as the AGENT.

The ESTABLISHMENTS have agreed to entrust the negotiation and administration of the CONTRACT FOR USE  to société accélératrice de transfert de technologie - SATT — referred to as SATT LUTECHwithin the framework and under the conditions provided particularly in the SATT negotiation and administration mandates  and in accordance with all or part of the agreements signed between SATT and UPMC than those stated in the preamble.

4.1                               Use for research purpose:

The PARTIES are free to use the invention subject of PATENTS solely for research purposes, excluding any commercial use, only, in collaboration with SATT within the framework of the projects of maturation or in collaboration with third parties, subject, in case of collaboration with third parties, , to informing the other PARTIES of it beforehand, to comply with the confidentiality obligations set out in Article 7 below, and without contravening the rights and operating conditions granted to the COMPANY in the CONTRACT FOR USE. The terms and conditions of use of the invention  subject of the PATENTS for research purposes by the ESTABLISHMENTS are, during its term, those set out in the CONTRACT FOR USE

4.2.                             Operation and direct or indirect use, by SOCIETE:

The COMPANY has expressed its desire to be able to enjoy the right to exclusive use of PATENTS in an area that is identified in the CONTRACT FOR USE, which is accepted by the PARTIES.

4.3.                             Operation and indirect use by a THIRD PARTY CO-CONTRACTOR:

4.3.1            Designation of the APPRAISER

The PARTIES agree that each PARTY may be designated as an APPRAISER by mutual agreement between the PARTIES and, if applicable, on a case-by-case basis.

The PARTIES agree by mutual agreement that SOCIETE will be the APPRAISER for the duration of the CONTRACT FOR USE.

If the APPRAISER no longer wishes to play the role of APPRAISER, for whatever reason, it shall promptly notify the other PARTIES so that one of them can take over this task,  if it so wishes. In the event where no PARTY wishes to take over this role of the APPRAISER, the PARTIES may appoint a third party for this purpose who will strive to reach an amicable solution.

4.3.2                      Tasks of the APPRAISER

4.3.2.1                              The APPRAISER will be the MANAGER OF PATENTS, unless otherwise agreed by the Parties in a written agreement.

4.3.2.2                              Unless the PARTIES together agree otherwise, by written agreement, they give, hereby, mandate to the APPRAISER to negotiate and sign in the best interests of the PARTIES, secret agreements having as object PATENTS and expertise associated with third parties, in particular, industrial as part of an appraisal plan.

4.3.2.3                              In addition, only the APPRAISER may negotiate and draft LICENSES, unless otherwise agreed between the PARTIES, the draft LICENSE is communicated by the APPRAISER to the other PARTIES for approval and prior to signing within thirty (30) days before the scheduled signing date. This agreement may  be refused only if one or other of the PARTIES may reasonably demonstrate in writing, within thirty (30) communication days, that such LICENSE contradicts its articles of association, activities and/or tasks.

Each PARTY may send to the APPRAISER, within the aforesaid period of thirty (30) days, any comments, remark or proposed amendment to the draft LICENSE, the APPRAISER undertakes to communicate to the THIRD PARTY CO-CONTRACTOR so that the said comments are incorporated into the final LICENSE, however, to the extent that such comments, remarks, or proposals of modification will be sent to the APPRAISER (i) motivated, (ii) within the deadline granted, and (iii) will be based on substantial elements of the draft LICENSE. It is understood that the insertion of the said comments in the final version of the LICENSE in charge of the APPRAISER,  who negotiates in the best interests of the PARTIES, constitutes only an obligation of means.

For the purposes of this Article, the PARTIES agree to consider as substantial any element of the LICENSE, particularly relating to the scope of rights granted by the PARTIES to the THIRD PARTY CO-CONTRACTORS, for the enhancements, responsibilities and guarantees mentioned in the draft LICENSE, but excluding any information of pure form without any impact on the merits thereof.

The other PARTIES’ silence on expiry of the thirty (30) day period mentioned above will be deemed as tacit  acceptance of the draft LICENSE.

The PARTIES will sign the said LICENSE except in the event of specific mandate given to the APPRAISER. Each PARTY having signed the LICENSE will receive an original; the PARTIES represented by the APPRAISER for signing the LICENSE, will receive a copy.

4.3.2.4                           Subject to prior notification sent to the APPRAISER, each PARTY may propose potential Third PARTY COCONTRACTORS to the APPRAISER for the use of PATENTS. The APPRAISER may oppose the application of a CO-CONTRACTING THIRD PARTY only if the APPRAISER can reasonably demonstrate in writing, within thirty (30) days from the notification, that said candidacy creates a serious conflict with its articles of association, activities and/or missions or that negotiations with another CO-CONTRACTING THIRD PARTY have already been initiated by the APPRAISER.

4.3.2.5                                Unless the PARTIES together agree, in writing, all LICENSES shall establish that all THIRD PARTY CO-CONTRACTORS will directly pay to the APPRAISER the OPERATING INCOMES, it is up to the latter to distribute such OPERATING INCOME, after deduction of COSTS OF INDUSTRIAL PROPERTY, if applicable, and in the conditions and within the limits of Article 3.3, between the PARTIES according to their SHARE.

However, for each LICENSE with a THIRD PARTY CO-CONTRACTOR, the PARTIES may, by means of an amendment hereto, determine in good faith the breakdown of the OPERATING INCOME, taking into account, in addition to the SHARES of each PARTY, economy of the LICENSE signed by the appraisal efforts, as well as investments made.

With regard to the sums due to the ESTABLISHMENTS in regards to the LICENSES, the APPRAISER shall pay these sums to the AGENT who will distribute these amounts as set out in Article 4.3.4 below.

With regard to the sums due to the ESTABLISHMENTS under the CONTRACT FOR USE, SATT LUTECH will pay them to UPMC according to the rules provided in Article 4.3.3 (A) below. UPMC will act as AGENT in this regard and shall repay these amounts as set out in Article 4.3.3 (B) below.

4.3.3                     Distribution between the ESTABLISHMENTS of the OPERATING INCOME paid by the COMPANY to SATT LUTECH under the CONTRACT FOR USE.

It is agreed that the OPERATING INCOME paid by the COMPANY to  SATT LUTECH, pursuant to the CONTRACT FOR USE, will be redistributed to the ESTABLISHMENTS as follows:

A - Sums paid by SATT LUTECH to the AGENT

In accordance with Article 2.2.3 b) of the negotiation and administration mandate between  SATT and UPMC it is agreed: “Once the COSTS OF INTELLECTUAL PROPERTY (as this term is defined in the Framework Agreement) previously incurred by the non-operating co-owners on the one hand and SATT LUTECH on the other hand fully reimbursed  in accordance with sub-paragraph a) above, the balance of FINANCIAL RETURNS received by SATT LUTECH must be distributed between SATT LUTECH and UPMC (UPMC must distribute it between the non-operating co-owners) according to a share respectively fixed at twenty percent (20%) for SATT LUTECH and eighty percent (80%) for the non-operating co-owners .”

B - Amounts paid by the AGENT to the ESTABLISHMENTS

The AGENT who will receive from SATT LUTECH the sums due to the ESTABLISHMENTS by way of OPERATING INCOME arising from the CONTRACT FOR USE, paid by the COMPANY, will distribute them as follows:

Profit-sharing of agents cited as INVENTORS in the PATENTS, in accordance with Article R 611-14-1 of the French Intellectual Property Code or any other provision replacing or modifying it,

After that, the AGENT will distribute the OPERATING INCOME in accordance with UPMC and INRA’s share as defined in Article 1.1 or based on the agreements which bind them to the AGENT.

4.3.4                     Distribution between the ESTABLISHMENTS of the share of the OPERATING INCOME paid by the APPRAISER to the AGENT under the LICENSES.

It is agreed that the share of the OPERATING INCOME paid by the APPRAISER to the AGENT, under the LICENSES, will be redistributed to the ESTABLISHMENTS by the AGENT as follows:

•             Profit-sharing of the agents cited as INVENTORS in the PATENTS, in accordance with Article R 611-14-1 of the Intellectual Property Code or any other provision replacing or modifying it,

•             ten percent (10%) for the AGENT by way of appraisal costs.

After that, the AGENT will distribute the OPERATING INCOME in accordance with UPMC and INRA’s share as defined in Article 1.1 or based on the agreements which bind them to the AGENT.

4.3.5                     In the event of negotiation of a LICENSE exclusively with a THIRD PARTY CO-CONTRACTOR, the APPRAISER undertakes to put in its best efforts so that the THIRD PARTY CO-CONTRACTOR bears all or part of the COSTS OF

INDUSTRIAL PROPERTY, it being understood that this obligation of the APPRAISER is only of means.

Article 5                                        — ACCOUNTING

5.1                    THE APPRAISER, and the AGENT if it is not APPRAISER, communicates each year, a statement of operating incomes received in accordance with Articles 4.2 and 4.3 hereof. In view of this state, each PARTY establishes, if required, an invoice indicating the amounts owed by the APPRAISER or the AGENT as the case may be.

5.2                    The sums due must be paid in euros, to the individual and at the banking address indicated on the invoice, by bank transfer, within forty-five (45) days of issue of an invoice.

5.3                    The sums due will be increased by the legal fees in force on the maturity date, in particular VAT, if applicable.

Article 6 -                                 ASSIGNMENT OF THE SHARE OF THE PATENTS

6.1                    At any time, and in the conditions defined below, each PARTY may transfer its share of co-ownership in the PATENTS, subject to complying with the legal obligations applicable to public bodies.

In this case, the PARTY that wishes to sell its share of co-ownership to a third party, will firstly notify its intention by registered letter with acknowledgement of receipt to the other PARTIES, specifying in particularly the  name of the third party purchaser and the financial  conditions of transfer, this information will be treated as CONFIDENTIAL INFORMATION.

The other PARTIES have a pre-emptive right for a period of [****] from  receipt of the said notification by registered letter with acknowledgement under financial conditions at least equal to those granted to third parties. During this period, the other PARTIES shall inform the transferring party of its decision by registered letter with acknowledgement of receipt.

If the other PARTIES do not wish to acquire the portion transferred, it shall so inform the transferring PARTY as soon as possible.

On  expiry of the above-mentioned pre-emptive period, if the other PARTIES  have not informed it of their willingness to exercise their pre-emptive right, the transferor will automatically benefit from the transfer authorisation.

Other PARTIES can refuse the purchaser only if they can reasonably demonstrate in writing, in this same [****] period from the notification of the intention, that  a transfer with such transferee would be contradictory to its articles of association, activities and/or tasks.

The terms and conditions of sale of any of the PATENTS to a third party may not under any circumstances be more favourable than those offered to other PARTIES.

In the assignment deed, the assignor shall inform the assignee, who accepts them without modification, the rights and obligations contained in this Agreement and in the agreements relating to the PATENTS under the conditions and reserves of said agreements. The transferee will be subrogated in all the rights and obligations of the transferor, except for the right to be the  APPRAISER/MANAGER OF PATENTS if the transferring PARTY were the APPRAISER/MANAGER OF PATENTS on behalf of the PARTIES. A copy of the assignment deed will be provided to the other PARTIES.

The transferring PARTY undertakes to provide to the other PARTIES and/or the third party purchaser all signatures and documents necessary for the industrial property proceedings relating to the PATENTS.

In addition, the transferring PARTY undertakes to ensure that its staff members cited as inventors provide the necessary signatures and any information necessary for any proceedings related to PATENTS before of the Patents Office, particularly for the filing and maintenance of the PATENTS.

Article 7   — CONFIDENTIALITY

7.1                     The PARTIES undertake to respect and keep strictly confidential all CONFIDENTIAL INFORMATION received from other PARTIES.

7.2                     The PARTIES undertake to have their staff and any person attached to their service in any capacity whatsoever observe the same commitment, and to make sure that they respect this confidentiality commitment as regards the CONFIDENTIAL INFORMATION.

7.3                    The PARTIES agree not to submit a patent application or to claim any other f intellectual property title including all or part of the CONFIDENTIAL INFORMATION received from the other PARTIES, unless specifically agreed in writing with the latter PARTIES.

7.4                    The confidentiality obligations binding the PARTIES under this Agreement do not apply to the use or disclosure of CONFIDENTIAL INFORMATION for which the recipient PARTY can demonstrate:

a)             that it has been disclosed after obtaining the prior written authorisation of the owner PARTY, or that the disclosure has been made by the owner PARTY,

b)             that it was in the public domain at the time of its disclosure or was published or made available to the public, in any manner whatsoever, without action or fault on the part of the recipient PARTY,

c)              that it was received by the PARTY as a legitimate recipient of a third party without breaching this Agreement,

d)             that at the date of its communication by the owner PARTY that provided it, the recipient PARTY was already in possession of this information,

e)              that its disclosure was imposed by the application of a mandatory legal or regulatory provision or by the application of a final court decision or an arbitral award.

The aforementioned exceptions are not cumulative.

7.5                    The PARTIES agree by this Agreement that any disclosure to third parties of any CONFIDENTIAL INFORMATION, particularly disclosure to a THIRD PARTY CO-CONTRACTOR, given that, in this case, SATT LUTECH will not be considered as a third party, will be preceded by the signing of a secret agreement whose terms and conditions will be at least similar to those in this Article.

7.6                    This Article shall remain in force for five (5) years after the expiry or early termination of this Agreement without prejudice to the more stringent contractual provisions provided in a LICENSE or a CONTRACT FOR USE.

Article 8 -                                            INFRINGEMENT - VALIDITY OF THE PATENTS

8.1                    In case of infringement proceedings undertaken by a third party against the PATENTS, declarations of invalidity, or infringement of PATENTS by a third party, the PARTIES will consult each other to determine by mutual agreement the strategy to adopt and will provide each other with all elements in their possession in order to assess the nature and magnitude of the grievances filed or acts of infringement.

8.2                     In the event that a consensus cannot be obtained, each of the PARTIES may carry out the actions that it deems appropriate at its own expense, on the understanding that, in this case, the indemnities resulting from said actions granted by the deliberating jurisdiction will fully and irrevocably remain with the acting PARTY.

8.3                     The PARTY(-IES) that has(have) not taken any action  undertake(s) to provide all documents, powers or information required by the “PARTY(-IES) initiating proceedings for the above-mentioned actions.

8.4                     In the event of an action brought by a third party, each PARTY shall bear the costs of its own defence. Each of the PARTIES will be personally liable for the sanctions pronounced against them by the courts, notwithstanding any solidarity that may be pronounced against them.

8.5                     Each PARTY renounces the right to pursue the other PARTIES in regard to the consequences on the validity of PATENTS due to a share as a claimant or defendant conducted by the latter.

8.6                     In the event of use of the PATENT, the provisions of the LICENSE or the CONTRACT FOR USE relating to the infringement, shall apply as of right and will prevail over any other provision.

8.7                     Points 8.3, 8.4, 8.5 and 8.6 of this Agreement shall survive the expiration or termination of this Agreement.

Article 9 -                                            TERMINATION

This Agreement is terminated as of right in the event that one of the PARTIES becomes the sole owner of all the PATENTS.

Article 10 -                                     THE ASSIGNMENT OF THE AGREEMENT

This Agreement is personal, non-assignable and non-transferable subject to the provisions of Article 6 of this Agreement.

Article 11                                            — WAIVER

The fact that one of the PARTIES does not claim a breach by the other PARTY of any of the obligations set out in this Agreement shall not be construed in the future as a waiver by the PARTY of the obligation in question.

Article 12 -                                   INTERPRETATION AND PREPONDERANCE OF THE CONTRACT FOR USE SIGNED WITH THE COMPANY

In case of difficulty bearing on the interpretation or in case of contradictions of the terms of this agreement in accordance with the provisions of the CONTRACT FOR USE signed with SOCIETE, the provisions of this CONTRACT FOR USE shall prevail and shall be applicable automatically.

Article 13 -                                     APPLICABLE LAW - DISPUTES

13.1            This Agreement is governed by French laws and regulations.

13.2            In the event of a difficulty in the interpretation or execution of this Agreement, the PARTIES will work to resolve their dispute amicably.

13.3            In the event of continued disagreement, exceeding three (3) months, from the first notification concerning the dispute by one of the PARTIES to another, the dispute shall be submitted to the competent French courts.

13.4            Notwithstanding the termination or expiry of this Agreement, this Article shall remain in effect.

Article 14 -                                     ENTIRE AGREEMENT

This Agreement expresses all the obligations of the PARTIES relating to the co-ownership of the PATENTS and may be modified only by a written agreement between the PARTIES signed by the representatives of the PARTIES duly authorised for said purpose. No general or specific condition contained in the documents sent or delivered by the PARTIES may be incorporated into this Agreement.

Article 15 -                                     THE INVALIDITY OF A CLAUSE

If one or more stipulations of this Agreement are considered to be invalid or declared as such by application of a law, a rule - and in particular, of the European Union law — or following the final ruling of a competent court, the other stipulations shall retain their full force and scope and the PARTIES will immediately make the required changes in accordance with, to the fullest extent possible, the agreement of intent existing at the time of signing this Agreement.

Article 16-                                        TITLES

In the event of difficulties in interpretation of any one of the titles figuring at the head of the clauses and any one of the clauses, the titles will be declared non-existent.

Article 17 -                                     REGISTRATION IN THE NATIONAL REGISTER OF PATENTS

17.1            The MANAGER OF PATENTS has registered this Agreement in the National Patents Register, held by the National Institute of Industrial Property, and, if necessary, in the national patents register held by the national Industrial Property offices concerned by the PATENTS.

17.2            The costs of registrations provided for in Article 16.1 are considered as COSTS OF INDUSTRIAL PROPERTY.

Article 18- NOTIFICATIONS

Any notification required under this Agreement shall be issued by registered letter with acknowledgement of receipt, to the PARTY concerned at the following address:

For the COMPANY:

Institut Biophytis

14 avenue de l’Opéra

75001 Paris

For UPMC:

Université Pierre et Marie Curie

DGRTT

RefX14039

4 Place Jussieu

75252 Paris cedex 05

For INRA:

DPTI- Intellectual Property Division

28 rue du Docteur Finlay

75015 Paris

Article 19-                                        MISCELLANEOUS

In addition, the PARTIES undertake, in case of final abandonment by all the PARTIES of all PATENTS, to fulfil their legal and regulatory obligations vis-à-vis their INVENTORS (in particular to propose beforehand to the INVENTORS to take over the concerned PATENT(S)) in their name and at their expense) under the conditions to be defined.

The provisions of this Article shall remain in force notwithstanding the early termination of this Agreement, in accordance with Article 9.

Drawn up in four (4) originals in French, one (1) for each PARTY including one (I) for registering with the offices.

Signed in Paris, on 06.07.2017

/s/ Jean Chambaz
Mr Jean CHAMBAZ
Chairman of UPMC

/s/ Nathalie Morcrette
Ms Nathalie MORCRETTE
For INRA

/s/ Stanislas Veillet
Mr Stanislas
Veillet
For the
COMPANY